Exhibit 99.1

MultiPlan Corporation
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$126,755	$21,825
Trade accounts receivable, net	63,198	77,071
Prepaid expenses	17,708	14,393
Prepaid taxes	-	2,130
Other current assets, net	1,193	195
Total current assets	208,854	115,614
Property and equipment, net	187,631	177,992
Operating lease right-of-use assets	31,339	29,998
Goodwill	4,257,336	4,142,013
Other intangibles, net	3,584,187	3,886,643
Other assets	14,231	8,151
Total assets	$8,283,578	$8,360,411
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,261	$9,565
Accrued interest	31,528	17,966
Accrued taxes	10,176	382
Operating lease obligation, short-term	6,439	9,521
Accrued compensation	21,843	26,311
Other accrued expenses	27,251	22,041
Total current liabilities	112,498	85,786
Long-term debt	4,578,488	5,397,122
Operating lease obligation, long-term	27,499	23,086
Private Placement Warrants and unvested founder shares	106,595	-
Deferred income taxes	900,633	869,199
Total liabilities	5,725,713	6,375,193
Commitments and contingencies (Note 13)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 664,183,318 and 415,700,000 issued; 655,075,355 and 415,700,000 outstanding	66	42
Additional paid-in capital	2,530,410	1,347,613
Retained earnings	116,999	637,563
Treasury stock — 9,107,963 and 0 shares	(89,610)	-
Total shareholders’ equity	2,557,865	1,985,218
Total liabilities and shareholders’ equity	$8,283,578	$8,360,411

MultiPlan Corporation
Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income
($ in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019
Revenues	$937,763	$982,901
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	318,675	149,607
General and administrative expenses	355,635	75,225
Depreciation	60,577	55,807
Amortization of intangible assets	334,697	334,053
Total expenses	1,069,584	614,692
Operating (loss) income	(131,821)	368,209
Interest expense	335,638	376,346
Interest income	(288)	(196)
Loss (gain) on extinguishment of debt	102,993	(18,450)
Loss on investments	12,165	-
Change in fair value of Private Placement Warrants and unvested founder shares	(35,422)	-
Net (loss) income before income taxes	(546,907)	10,509
(Benefit) Provision for income taxes	(26,343)	799
Net (loss) income	(520,564)	9,710

Weighted average shares outstanding - Basic and Diluted (1)	470,785,192	415,700,000

Net (loss) income per share - Basic and Diluted	$(1.11)	$0.02

Comprehensive (loss) income	$(520,564)	$9,710

(1) In accordance with the accounting guidance, the number of shares outstanding prior to the business combination of Polaris Parent Corp. and Churchill Capital Corp III (the “Transactions”) was 415,700,000, which represents the 10 historical shares of Polaris Parent Corp. multiplied by the exchange ratio established in the Transactions (41,570,000:1). At the date of the Transactions, the number of shares outstanding increased to 655,057,192. The increase represents the shares issued by Churchill Capital Corp III prior to the Transactions and the shares issued to PIPE investors at the time of the Transactions, net of shares redeemed and held in treasury upon closing.  As of December 31, 2020, the number of shares outstanding is 655,075,355.

MultiPlan Corporation
Consolidated Statements of Cash Flows
($ in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(520,564)	$9,710
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	60,577	55,807
Amortization of intangible assets	334,697	334,053
Amortization of the right-of-use asset	8,405	9,594
Stock-based compensation	406,054	(14,880)
Deferred tax benefit	(45,041)	(111,404)
Non-cash interest costs	22,888	13,368
Loss (gain) on extinguishment of debt	102,993	(18,450)
Losses on investments	12,165	-
Loss on disposal of property and equipment	610	163
Change in fair value of Private Placement Warrants and unvested founder shares	(35,422)	-
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	14,758	5,279
Prepaid expenses and other assets	(7,480)	(8,822)
Prepaid taxes	2,130	(1,426)
Operating lease obligation	(8,461)	(9,462)
Accounts payable and accrued expenses and other	29,065	20,783
Net cash provided by operating activities	377,374	284,313
Investing activities:
Purchases of property and equipment	(70,813)	(66,414)
HST Acquisition, net of cash acquired	(140,032)	-
Net cash used in investing activities	(210,845)	(66,414)
Financing activities:
Repayments of Term Loan G	(369,000)	(100,000)
Extinguishment of 7.125% Notes	(1,615,583)	-
Extinguishment of Senior PIK Notes	(1,202,302)	(101,013)
Issuance of Senior Convertible PIK Notes	1,267,500	-
Issuance of 5.750% Notes	1,300,000	-
Borrowings on revolving credit facility	98,000	-
Repayment of revolving credit facility	(98,000)	-
Effect of the Transactions (see note 4)	682,408	-
Purchase of treasury stock	(101,123)	-
Payment of debt issuance costs	(23,489)	-
Payments on finance leases, net	(10)	(75)
Net cash used in financing activities	(61,599)	(201,088)
Net increase (decrease) in cash and cash equivalents	104,930	16,811
Cash and cash equivalents at beginning of period	21,825	5,014
Cash and cash equivalents at end of period	$126,755	$21,825
Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$4,334	$3,768
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(312,349)	$(363,907)
Income taxes, net of refunds	$(3,917)	$(114,569)

MultiPlan Corporation

Calculation of EBITDA and Adjusted EBITDA

($ in thousands)	For the Year Ended
	Dec. 31, 2020	Dec. 31, 2019
Net income (loss) - GAAP	$(520,564)	$9,710
Adjustments:
Interest expense	335,638	376,346
Interest income	(288)	(196)
Income tax (benefit) provision	(26,343)	799
Depreciation	60,577	55,807
Amortization of intangible assets	334,697	334,053
Non-income taxes (a)	3,221	1,944
EBITDA	$186,938	$778,463
Adjustments:
Other expense (b)	1,896	1,947
Change in fair value of Private Placement Warrants and unvested founder shares (c)	(35,422)	-
Transaction related expenses (d)	31,689	3,270
Loss on investments (e)	12,165	-
Loss (gain) on debt extinguishment (f)	102,993	(18,450)
Stock-based compensation (g)	406,054	(14,880)
Adjusted EBITDA	$706,313	$750,350

($ in thousands)	For the Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income (loss) - GAAP	$(173,322)	$(288,402)	$(56,246)	$(2,594)	$11,844
Adjustments:
Interest expense	76,348	82,275	86,050	90,965	89,908
Interest income	(59)	(81)	(77)	(71)	(63)
Income tax (benefit) provision	(15,124)	(1,080)	(9,456)	(683)	990
Depreciation	15,674	15,262	15,135	14,506	14,084
Amortization of intangible assets	84,157	83,513	83,514	83,513	83,513
Non-income taxes (a)	1,886	415	481	439	535
EBITDA	$(10,440)	$(108,098)	$119,401	$186,075	$200,811
Adjustments:
Other expense (b)	587	1,012	149	148	499
Change in fair value of Private Placement Warrants and unvested founder shares (c)	(35,422)	-	-	-	-
Transaction related expenses (d)	26,527	2,464	2,338	360	3
Loss on investments (e)	4,381	7,784	-	-	-
Loss on debt extinguishment (f)	102,993	-	-	-	-
Stock-based compensation (g)	106,426	262,356	27,911	9,361	(14,572)
Adjusted EBITDA	$195,052	$165,518	$149,799	$195,944	$186,741

(a) Non-income taxes includes personal property taxes, real estate taxes, sales and use taxes and franchise taxes which are included in costs of services and general and administrative expenses in our consolidated statements of income and comprehensive income.

(b) Represents miscellaneous expenses, gain or loss on disposal of assets, gain or loss on disposal of leases, tax penalties, management fees, and costs associated with the integration of acquired companies into MultiPlan.

(c) Represents the changes in fair value of the Private Placement Warrants and unvested founder shares.

(d) Represents ordinary course transaction costs and transaction costs related to the Transactions, the acquisition of HST and the acquisition of Discovery Health Partners.

(e) Loss on investments primarily reflects the change in fair value of shares purchased prior to the Transaction. These shares are now held in treasury.

(f) Represents the 2019 gain related to the repurchase and cancellation of $121.3 million in aggregate principal amount of Senior PIK Notes and the 2020 loss on debt extinguishment related to the prepayment of $369.0 million of indebtedness under our term loan facility, redemption in full of the 7.125% Senior Notes on October 29, 2020 and redemption in full of the Senior PIK Notes on October 8, 2020.

(g) Includes the cost of employee and non-employee director stock-based compensation plans.

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